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                                     EXHIBIT 11.1

                                     ENCAD, INC.
                   STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

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                                          Year Ended          Year Ended          Year Ended
                                         December 31,         December 31,       December 31,
                                             1996                 1995               1994
                                       ---------------     ---------------     ---------------
EARNINGS PER SHARE

PRIMARY

Weighted average number of common
    shares outstanding                     11,217,000          10,970,000          10,788,000
Assumed exercise of outstanding
    stock options (1)                         654,000             222,000             186,000
                                       ---------------     ---------------     ---------------
Weighted average common and
    common equivalent shares               11,871,000          11,192,000          10,974,000
                                       ---------------     ---------------     ---------------
                                       ---------------     ---------------     ---------------
Net income                              $  12,853,000       $   7,857,000       $   6,015,000
                                       ---------------     ---------------     ---------------
                                       ---------------     ---------------     ---------------
Primary earnings per share              $        1.08       $         .70       $         .55
                                       ---------------     ---------------     ---------------
                                       ---------------     ---------------     ---------------

FULLY DILUTED EARNINGS PER SHARE

Weighted average number of common
    shares outstanding                     11,217,000          10,970,000          10,788,000
Assumed exercise of outstanding
    stock options (1)                         765,000             222,000             200,000
                                       ---------------     ---------------     ---------------
Weighted average common and
    common equivalent shares               11,982,000          11,192,000          10,988,000
                                       ---------------     ---------------     ---------------
                                       ---------------     ---------------     ---------------
Net income                              $  12,853,000           7,857,000           6,015,000
                                       ---------------     ---------------     ---------------
                                       ---------------     ---------------     ---------------
Fully diluted earnings per share (2)           $ 1.07              $  .70                $.55
                                       ---------------     ---------------     ---------------
                                       ---------------     ---------------     ---------------

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(1) Computed using the treasury stock method.